Exhibit 99.1

News Release Contact: Larry Vale Keane Investor Relations 617-517-1290
Danielle Wuschke Public Relations 617-517-1445

KEANE ANNOUNCES PRELIMINARY RESULTS FOR THIRD QUARTER 2006

Schedules October 18th Conference Call at 8:30am EDT for Management Discussion of Q3 Earnings

BOSTON, September 29, 2006 — Keane, Inc. (NYSE: KEA), a leading business process and information technology (IT) services firm, today announced its preliminary results for its Third Quarter ending September 30, 2006.

Based on its current outlook, Keane expects revenues for its Third Quarter to be in the range of $230 million to $232 million.  This is below the Company’s previous guidance of a range of $240 million to $250 million.  Keane estimates its diluted earnings per share for the Third Quarter will be in the range of $.11 to $.13, down from previous guidance of $.13 to $.15.

Keane’s management believes that cash performance is a primary driver of long-term per share value.  As such, Keane’s management views diluted cash earnings per share (CEPS1) as an important indicator of performance that helps investors gain a meaningful understanding of the Company’s core operating results and future prospects.  The Company now estimates that CEPS for the Third Quarter of 2006 will be in a range of $.16 to $.18, down from previous guidance of $.18 to $.20.

“We continue to realize cost savings from Keane’s ongoing transformation, however, top line growth is taking longer than we had anticipated,” said John Leahy, interim president and CEO, and executive vice president and chief financial officer of Keane.   “We are confident that our strategy will result in Keane becoming a stronger global competitor and position the Company for strong financial performance in 2007.”

Conference Call:   Keane will host a conference call October 18, 2006 at 8:30am. ET to discuss its Third Quarter financial results.  Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 7748808.  A replay of the call will be

1CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  The preliminary CEPS is based on estimates for stock-based compensation of $1.3 million, estimates for amortization of intangible assets of approximately $3.7 million, estimated tax effect of these items of $1.8 million and estimated diluted weighted average common shares and common share equivalents outstanding of approximately 66,200,000 shares.

available beginning approximately at 10:30am on October 18, 2006 through 5:00pm on October 25, 2006. No advanced registration is required to participate.  Keane will issue its Third Quarter earnings press release on October 18, 2006, prior to the call.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom.  For more information, visit www.keane.com.

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Safe Harbor for Forward-Looking Statements:
This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Quarterly  Report on Form 10-Q for the quarter ended June 30, 2006, which important factors are incorporated herein by this reference.  Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.